UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2013

United Online, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-33367	77-057839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21301 Burbank Boulevard Woodland Hills, California	91367
(Address of principal executive offices)	(Zip Code)

(818) 287-3000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 17, 2013, the Board of Directors (the “Board”) of United Online, Inc. (the “Company”) approved an amendment (the “Amendment”) to the Amended and Restated Bylaws of the Company (the “Bylaws”) to revise the voting standard for uncontested director elections to a majority vote standard rather than a plurality standard commencing with the 2014 annual meeting of stockholders.  Under the majority vote standard, in order to be elected to the Board in an uncontested election, a nominee director must receive a greater number of votes cast “for” that director than the number of votes cast “against” that director.  The Bylaws, as so amended, retain plurality voting for contested elections.  Prior to the adoption of the Amendment, members of the Board were to be elected by a plurality of the votes cast, whether or not the election was contested.

The foregoing description is qualified in its entirety by reference to the Amendment to Amended and Restated Bylaws of United Online, Inc. attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
3.1	Amendment to Amended and Restated Bylaws of United Online, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2013

UNITED ONLINE, INC.

By:	/s/ Neil P. Edwards
Neil P. Edwards
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amendment to Amended and Restated Bylaws of United Online, Inc.